Exhibit 10.3

RAYCLIFF ACQUISITION CORP.

February 25, 2008

Raycliff Capital

5 East 59th Street, 4th floor

New York, New York 10022

Re:	Administrative Services Agreement

Gentlemen:

This letter will confirm our agreement that, commencing on the date of the final prospectus (“Prospectus Date”) comprising part of the Registration Statement on Form S-1, File No. 333-148397, filed with the Securities and Exchange Commission (the “Registration Statement”) relating to the underwritten initial public offering by Raycliff Acquisition Corp. (the “Company”) of the Company’s units (the “Units”), each Unit comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one warrant exercisable for one share of Common Stock, and continuing until the earlier of the consummation by the Company of a business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Raycliff Capital (or any successor location of Raycliff Capital) shall make available to the Company, at 5 East 59th Street, 4th floor, New York, New York 10022 certain office space, utilities and secretarial support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Raycliff Capital the sum of $10,000 per month, commencing on the Prospectus Date and continuing monthly thereafter until the Termination Date.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

RAYCLIFF ACQUISITION CORP.

By:	/s/ Stefan V. Reyniak
Name:	Stefan V. Reyniak
Title:	Vice President

AGREED TO AND ACCEPTED BY:

RAYCLIFF CAPITAL

By:	/s/ Bippy Siegal
Name:	Bippy Siegal
Title:	Managing Member

Signature Page to Administrative Services Agreement